SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): October 10, 2003


                             DYNATRONICS CORPORATION
             (Exact name of registrant as specified in its Charter)


         Utah                             0-12697                87-0398434
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(State or other jurisdiction      (Commission File Number)     (IRS Employer
  of incorporation)                                          Identification No.)


7030 Park Centre Drive, Salt Lake City, Utah                    84121
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(Address of principal executive offices)                      (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 568-7000

ITEM 4.  Change in Registrant's Certifying Accountant.



Effective October 10, 2003, the Audit Committee of the Company's Board of Directors approved the dismissal of the Company's independent accountants, KPMG LLP ("KPMG"), and the appointment of Tanner & Co. ("Tanner & Co") as the Company's independent accountants for the fiscal year ending June 30, 2004. The reports of KPMG for the fiscal years ended June 30, 2002 and June 30, 2003 contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except as follows:


KPMG LLP's report on the financial statements of the Company as of and for the years ended June 30, 2003 and 2002 contained a separate paragraph stating that "the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2003".

During the Company's fiscal years ended June 30, 2002 and 2003, and the subsequent interim period through October 10, 2003, there were no disagreements between the Company and KPMG on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with its report. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K have occurred during the fiscal years ended June 30, 2002 and June 30, 2003, or through the interim period through October 10, 2003.

The Company has provided KPMG with a copy of the disclosures contained herein and has filed as an exhibit hereto the response of KPMG to the disclosures set forth.

The Company did not consult with Tanner & Co. during the Company's fiscal years ended June 30, 2002 or 2003, or the subsequent interim period through October 10, 2003, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

Item 7. Financial Statements and Exhibits.

Exhibit 16: Letter from Registrant's prior independent accountants.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DYNATRONICS CORPORATION





                                         By:     /s/ Kelvyn H. Cullimore, Jr.
                                                 -----------------------------
Date: October 20, 2003                           Kelvyn H. Cullimore, Jr.
                                                 President and CEO